Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-196989, 333-182730, 333-175406, 333-161993, 333-134730, 333-76817, and 333-41863) of Mechanical Technology, Incorporated of our report dated March 5, 2015 relating to the financial statements which appear in this Form 10-K.

/s/ UHY LLP

Albany, New York
March 5, 2015